Exhibit 10.8

Loan No. 211800301

PROJECT: Market Square

Washington, DC

AMENDED AND RESTATED

DEED OF TRUST NOTE

$325,000,000	June 30, 2011

THIS AMENDED AND RESTATED DEED OF TRUST NOTE (this “Amended Note” or this “Note”) is made and entered into as of June 30, 2011, by WELLS REIT II – MARKET SQUARE EAST & WEST, LLC, a Delaware limited liability company (“Borrower”), for the benefit of PACIFIC LIFE INSURANCE COMPANY, a Nebraska corporation (“Lender”).

RECITALS:

WHEREAS, Lender is the owner and holder of that certain Deed of Trust Note dated as of March 14, 2011 made by Borrower and payable to the order of Wells REIT II – Market Square Lender, LLC, a Delaware limited liability company, in the original principal amount of $350,000,000.00, as endorsed to Lender by Allonge dated of even date herewith (as so endorsed, the “Existing Note”). The outstanding principal balance of the Existing Note as of the date hereof is $325,000,000.00;

WHEREAS, the Existing Note is secured by, among other things, that certain Purchase Money Deed of Trust, Security Agreement and Fixture Filing dated March 14, 2011, made by Borrower, as Grantor, to Lawyers Title Realty Services, Inc., a Virginia corporation, as Trustee, for the benefit of Wells REIT II – Market Square Lender, LLC, a Delaware limited liability company, as Beneficiary, recorded March 15, 2011 as Instrument No. 2011032083 among the Land Records of the District of Columbia (the “Existing Deed of Trust”);

WHEREAS, Lender acquired the Existing Note on the condition that it be amended and restated to evidence a principal indebtedness in the amount of Three Hundred Twenty-Five Million and 00/100 Dollars ($325,000,000) (the “Loan”), and otherwise on the terms and conditions set forth herein; and

WHEREAS, the Existing Deed of Trust is also being amended and restated by that certain Amended and Restated Deed of Trust, Financing Statement and Security Agreement (with Assignment of Rents and Fixture Filing) of even date herewith (as so amended, the “Amended Deed of Trust”); and the indebtedness evidenced hereby is further evidenced by that certain Loan Agreement entered into by and between Borrower and Lender dated of even date herewith (the “Loan Agreement”).

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

A.     Incorporation Recitals.  The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully set forth herein. All references

Amended and Restated Deed of Trust Note

hereinafter to the “Note” shall refer to the Existing Note as amended and restated hereby, together with any and all extensions, substitutions, replacements, rearrangements, modifications and/or renewals hereof.

B.     Ratification of Indebtedness.  Borrower hereby ratifies and confirms that the Existing Note, as amended and restated hereby, evidences a principal indebtedness of $325,000,000, and that such principal balance is due, owing and payable by Borrower in accordance with the terms and provisions set forth herein without setoff, defense or counterclaim as of the date hereof.

C.     No Substitution or Novation.  Nothing in this Amended Note shall be construed as a substitution or novation of Borrower’s indebtedness to Lender evidenced by the Existing Note, which shall remain in full force and effect, as amended and restated hereby. All references hereinafter to the “Deed of Trust” shall refer to the Amended Deed of Trust.

D.     Amendment and Restatement of Existing Note.  The Existing Note is hereby amended and restated in its entirety as follows:

AMENDED AND RESTATED

SECURED PROMISSORY NOTE

$325,000,000	June 30, 2011

FOR VALUE RECEIVED, WELLS REIT II – MARKET SQUARE EAST & WEST, LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of PACIFIC LIFE INSURANCE COMPANY, a Nebraska corporation (“Lender”), the principal sum of Three Hundred Twenty-Five Million Dollars ($325,000,000), or so much thereof as may be advanced and outstanding from time to time (the “Principal Sum”), together with interest on the Principal Sum at the rate and on the terms specified in this Note.

ARTICLE I

CONTRACT RATE AND PAYMENT TERMS

Section 1.1     Definitions.  As used in this Note, the following terms shall have the following meanings. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

“Business Day” means any day except for a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Closing” means the day on which the terms and conditions of Closing set forth in the Loan Agreement have been fulfilled as determined by Lender, and Lender has funded the Loan.

“Closing Date” means the date of Closing.

“Contract Rate” means a per annum rate of interest equal to 5.070% per annum.

“Default Rate” is defined in Section 1.7 of this Note.

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“Designated Prepayment Date” is defined in Section 1.4(a) of this Note.

“Disbursement Date” means the date that Lender disburses the Loan, or any portion thereof, whether to escrow, into reserves held by Lender or directly to or for the benefit of Borrower.

“Enhanced Prepayment Premium” means an amount equal to the sum of (i) the Prepayment Premium, plus (ii) three percent (3%) of the outstanding Principal Sum.

“Event of Default” is defined in Section 1.7 of this Note.

“Lender Expenses” is defined in the Loan Agreement.

“Limited Prepayment Period” means the period from and after the Closing Date through and including [June 30, 2013].

“Loan” is defined in the Recitals of this Note.

“Loan Agreement” is defined in the Recitals of this Note.

“Loan Amount” means Three Hundred Twenty-Five Million Dollars ($325,000,000).

“Loan Documents” is defined in Section 2.1 of this Note.

“Loan Term” means the period from and including the Closing Date through and including the Maturity Date.

“Loan Year” means each successive twelve (12) calendar month period beginning (i) on the Closing Date, if the Closing Date occurs on the first day of a calendar month, or (ii) on the first day of the first calendar month following the Closing Date, if the Closing Date does not occur on the first day of a calendar month. In the latter case, the first Loan Year shall be the stub period from the Closing Date through the end of the calendar month in which the Closing Date occurs together with the twelve (12) calendar month period commencing on the first day of the following calendar month.

“Loss of Yield” means the excess, if any, of (A) the net present value (using a discount rate equal to the Treasury Constant Maturities Percentage or TCMP for a term equal to the number of months remaining until the Maturity Date) of (i) the monthly payments from the date of prepayment (or from the next Scheduled Payment Date if prepayment does not occur on a Scheduled Payment Date) through and including the Maturity Date, and (ii) the residual principal balance on the Maturity Date, over (B) the outstanding principal balance on the date of prepayment (or on the next Scheduled Payment Date, with the assumption that the next scheduled payment is made, if prepayment does not occur on a Scheduled Payment Date).

FOR EXAMPLE: Assume for purposes of this example that the original principal balance of the Loan was $10,000,000 with a fixed monthly payment of $87,500.00. The outstanding principal balance, after the 43rd monthly interest only payment, is $10,000,000, the Contract Rate is 10.50% and there are 17 months remaining until the Maturity Date. If the average TCMP as reported in Federal Reserve Statistical Release

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H.15 (519) for the most current week prior to the prepayment for Treasuries maturing in one year is 7.00% and in two years is 8.20%, then the Loss of Yield would be calculated as follows:

Original Principal Sum	$10,000,000.00
Fixed Monthly Payment	$87,500.00
Principal balance at prepayment	$10,000,000.00
Residual principal balance on Maturity Date	$10,000,000.00
discount rate = TCMP	7.50%

The Net Present Value (NPV) of the remaining payment stream using the discount rate of 7.50% for the remaining 17 months:

HP12c calculation:

a)	$10,000,000.00	FV	(Residual principal balance on Maturity Date)
b)	$87,500.00	PMT	(fixed monthly payment)
c)	17	N	(months remaining to Maturity Date)
d)	7.50	gi	(discount rate)
e)	PV=$10,402,011.00	CHS
f)	Less $10,000,000.00		(principal balance at prepayment)
=	$402,011.00		(Loss of Yield)

“Treasury Constant Maturities Percentage” or “TCMP” means the yield calculated by Lender by taking the Linear Interpolation of the yields for the average nominal Treasury Constant Maturities Percentage for the most current week prior to prepayment as shown in the latest published index (which index is calculated by the U.S. Treasury and presently published in Document H.15 (519) issued by the Board of Governors of the Federal Reserve System titled “Federal Reserve Statistical Release”) with maturity dates (one longer and one shorter) most nearly approximating the number of months remaining until the Maturity Date.

“Linear Interpolation” for the TCMP is given by the following formula (assumes interpolation between a 1 year TCMP = 7.00% and a 2 year TCMP = 8.20% for an interpolation period of 17 months):

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HP12c calculation:

a)	8.20%	Enter	(longest term TCMP)
b)	7.00%	-	(shortest term TCMP)
c)	12	÷	(number of months between longest and shortest term TCMP, i.e. 24-12=12)
d)	5	X	(number of months between interpolation period and shortest term TCMP, i.e. 17-12=5)
e)	7.00%	+	(shortest term TCMP)
=	7.50%		(Linear Interpolation)

“Maturity Date” means [July 1, 2023].

“Note” means this Amended and Restated Deed of Trust Note, and all amendments, modifications, extensions, renewals, restatements and supplements thereof and thereto.

“Prepayment Extension Notice” is defined in Section 1.4(b)(ii) of this Note.

“Prepayment Notice” is defined in Section 1.4(a) of this Note.

“Prepayment Premium” means an amount equal to the greater of (i) one percent (1%) of the outstanding Principal Sum, or (ii) the Loss of Yield.

“Principal Sum” means the outstanding principal balance of this Note on the date of determination.

“Rescission Cut Off Date” is defined in Section 1.4(b)(i) of this Note.

“Rescission Notice” is defined in Section 1.4(b)(i) of this Note.

“Scheduled Payment Date” is defined in Section 1.2(a) of this Note.

“Window Period” means the period of time commencing on [April 1, 2023].

Section 1.2     Payments During Loan Term.

(a)     Monthly payments in the amount of $1,373,125.00 will be payable in arrears on the first (1st) day of each calendar month (each a “Scheduled Payment Date”); provided that, if the Closing does not occur on the first (1st) day of a calendar month, stub interest for the stub period, commencing on the Closing Date and ending on the day immediately prior to the next Scheduled Payment Date, will be collected at Closing and the first monthly payment of interest shall be due on the second Scheduled Payment Date following the Closing.

(b)     Unless the entire outstanding balance of this Note is prepaid in the manner permitted by Section 1.4 below, pursuant to Section 1.5 below and/or otherwise in accordance with the terms of the Loan Documents, then on or before 11:00 a.m. Pacific Time on the Maturity Date, the entire Principal Sum, and all accrued but unpaid interest thereon, shall be due and payable in full.

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(c)     The entire unpaid Principal Sum under this Note shall accrue interest at the Contract Rate, per annum, except during any period that the Default Rate is applicable pursuant to Section 1.7 below.

Section 1.3     Payments and Computations.

(a)     Borrower shall make payments under this Note by wire transfer of immediately available funds in accordance with wire instructions provided separately by Lender or Automated Clearing House funds for the amount of such payment in lawful money of the United States to Lender or in such other manner and to such other address as Lender may from time to time designate to Borrower in writing. All payments must be received by Lender by 11:00 a.m. Pacific Time on the date due.

(b)     Interest will be calculated on the basis of 30-day months and 360-day years. Each monthly payment will be applied to accrued and unpaid interest. Following the occurrence and during the continuance of an Event of Default, all payments hereunder shall be applied as set forth under the Loan Documents or in the absence of any provisions relating to the application of such payments, as Lender may elect in Lender’s sole and absolute discretion.

(c)     Whenever any payment to be made hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 1.4     Prepayment.  Borrower shall not have the right to prepay the Loan except on the terms and subject to the conditions set forth in this Section 1.4.

(a)     Full Prepayment Privilege.  Borrower may prepay the Loan, in whole but not in part, upon at least thirty (30) days’ prior written notice (the “Prepayment Notice”), sent to and received by Lender at Lender’s address as provided and in the manner specified in the Loan Agreement, which Prepayment Notice shall designate the date on which the prepayment will occur (the “Designated Prepayment Date”), provided that any such prepayment of the outstanding Principal Sum shall be accompanied by payment of the following:

(i)     All accrued and unpaid interest on the outstanding Principal Sum to the date of such prepayment (provided that if prepayment is made on a day other than a Scheduled Payment Date then interest shall be paid through and including the day immediately prior to the next Scheduled Payment Date); plus

(ii)	(x)	The Enhanced Prepayment Premium if the prepayment occurs at any time during the Limited Prepayment Period, or
	(y)	The Prepayment Premium if the prepayment occurs at any time after the expiration of the Limited Prepayment Period but prior to the commencement of the Window Period; plus

(iii)	Any other amounts due and unpaid under the Loan Documents.

Notwithstanding anything to the contrary contained herein, during the Window Period, any prepayment pursuant to this Section 1.4 shall be without any Prepayment Premium.

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(b)     Rescission of Prepayment Notice.  Notwithstanding the foregoing provisions of this Section 1.4:

(i)     Rescission Notice.  Borrower may rescind a Prepayment Notice by delivering to Lender a written notice rescinding the Prepayment Notice (the “Rescission Notice”) no later than the fifth (5th) Business Day prior to the Designated Prepayment Date set forth in the Prepayment Notice (each, a “Rescission Cut Off Date”) and paying any actual out of pocket costs incurred by Lender as a result of such rescission.

(ii)     Prepayment Extension Notice.  Borrower shall have the right to extend a Designated Prepayment Date as set forth in a Prepayment Notice an aggregate of two (2) times during the Loan Term without payment of any extension fee provided that (A) Borrower delivers to Lender prior to the Designated Prepayment Date written notice extending the Designated Prepayment Date (the “Prepayment Extension Notice”), which Prepayment Extension Notice shall set forth the new Designated Prepayment Date, and (B) such extension(s) do not in the aggregate extend the original Designated Prepayment Date by more than thirty (30) days.

(c)     Effect of Prepayment Notice.  Except as provided in Section 1.4(b) above, any Prepayment Notice delivered to Lender shall be irrevocable and final. Upon delivery of a Prepayment Notice to Lender, the Principal Sum and all other sums outstanding under this Note and the other Loan Documents (including any Prepayment Premium or Enhanced Prepayment Premium, as applicable) shall be due and payable on the Designated Prepayment Date. Lender shall not be obligated to accept any prepayment of this Note unless it is accompanied by all outstanding amounts under the Loan Documents and any applicable Prepayment Premium or Enhanced Prepayment Premium due in connection therewith as provided herein. Except as provided in Section 1.4(b) above, a failure to prepay on the Designated Prepayment Date after delivery of a Prepayment Notice shall constitute an Event of Default and permit Lender, at its option, to accelerate the maturity of the Loan.

(d)     Prepayment Resulting from Application of Insurance or Condemnation Proceeds by Lender Privilege.  Notwithstanding anything to the contrary contained herein, a prepayment resulting from the application by Lender of insurance or condemnation proceeds to pay down the Loan may be for all or less than all of the Loan, and any such prepayment resulting from such application by Lender shall not include a Prepayment Premium or an Enhanced Prepayment Premium, as applicable, unless an Event of Default (separate and apart from such casualty or condemnation event) exists either at the time of the casualty or condemnation event or at the time of application of the insurance or condemnation proceeds by Lender to the Loan.

Section 1.5     Prepayment Following an Event of Default.

(a)     Tender.  During the continuance of an Event of Default, a tender of payment made at any time prior to the Window Period shall constitute an evasion of the prepayment terms of this Note and be deemed to be a voluntary prepayment under this Note, and any such prepayment, to the extent permitted by law, shall include the additional payment of an amount equal to the Enhanced Prepayment Premium during the Limited Prepayment Period or the Prepayment Premium if after the Limited Prepayment Period but prior to the Window Period.

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(b)     Consideration.  It is expressly understood and agreed that the agreement by Borrower (i) not to prepay the Principal Sum except on the terms and conditions set forth in Section 1.4, and (ii) to pay the Prepayment Premium or Enhanced Prepayment Premium, as applicable, as set forth in Section 1.4 and this Section 1.5 for the voluntary prepayment of the Principal Sum prior to the Window Period, constitute bargained for consideration for permitting prepayment on the terms and conditions set forth in Section 1.4. It is further understood and agreed that the charges imposed upon Borrower herein shall be construed, interpreted and enforced in such a manner as to give effect to the prepayment charges required to be paid by Borrower hereunder to the fullest extent possible and permitted by law with any portion of the charges that may be unlawful or unenforceable being waived by Lender and automatically stricken or otherwise changed to cause the charges, as revised, to be otherwise enforceable. It is the express intent of the parties hereto that except as set forth in Section 1.4 (including, without limitation, any provisions of the Loan Documents referenced therein), under no circumstances shall Borrower be permitted to prepay the Principal Sum prior to the Window Period, without paying to Lender the Prepayment Premium or the Enhanced Prepayment Premium, as applicable, as required herein and allowed by applicable law.

Section 1.6     Late Payment Charge.  Borrower acknowledges that late payment to Lender will cause Lender to incur costs not contemplated hereby. Such costs include, without limitation, reasonable processing and accounting charges. Therefore, other than payment in full of the Loan due on the Maturity Date (or any acceleration thereof), if any payment of principal, interest, any previously assessed late charge, or any other amount payable hereunder or under any Loan Document is not received by Lender when due, Borrower shall pay to Lender an additional sum of four percent (4%) of the overdue amount as a late charge (it being agreed that there shall be no late charge on the balloon payment due at the Maturity Date or any acceleration thereof). Borrower and Lender agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment. Borrower and Lender further agree that proof of actual damages would be costly or inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue amount, and shall not prevent Lender from exercising any of the other rights and remedies available to Lender. The Loan Documents do not provide for so-called “grace periods” prior to the imposition of late charges.

Section 1.7     Default Rate of Interest.  Following the maturity of the Loan, whether by acceleration or otherwise, and following and during the continuance of any Event of Default hereunder or under any other Loan Document, the entire unpaid Principal Sum, all unpaid interest thereon and other charges shall thereafter bear interest at a rate equal to the lesser of (a) the Contract Rate plus six percent (6%) per annum, or (b) the maximum rate permitted by law (hereafter referred to as the “Default Rate”). Any advances made by Lender to cure a default or otherwise protect its interest in the Secured Property or any portion thereof will also bear interest at the Default Rate. For purposes of this Note, the term “Event of Default” shall have the same meaning ascribed to such term in, and shall include any event that would constitute an Event of Default under, the Loan Agreement and the Loan Documents, or any of them, and shall include, without limitation, a breach under this Note subject to any applicable notice requirements and cure periods specified in the Loan Agreement and Loan Documents for such breach.

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Section 1.8     Borrower’s Responsibility for Taxes and Other Charges.  Borrower hereby agrees to indemnify and save Lender harmless from and against any liability (either directly or by way of deductions, withholding or otherwise) for any tax (whether documentary, sales, stamp, registration, recordation, mortgage, capital, property, or otherwise), duty, levy, impost, fee, or charge (collectively, “taxes”) in respect of, or arising out of, the existence of or the execution and delivery of or performance under this Note, the Loan Agreement or any other Loan Documents, including without limitation any tax directly or indirectly imposed on Lender or on this Note or the Deed of Trust in connection with, or as a part or result of, any change in law regarding the taxation of property encumbered by a deed of trust or mortgage or of taxation of deeds of trust or mortgages or debts secured by deeds of trust or mortgages, or in the manner of the collection of any such taxes, other than taxes which are assessed on the basis of Lender’s doing business, taxes assessed on a gross or net income basis, or any franchise taxes payable by Lender. In particular, without limiting the generality of the foregoing indemnity (but subject to the limitations contained therein), if Borrower is required under applicable law to make any deduction or withholding of any tax as aforesaid from any interest or other payments payable to Lender under this Note, Borrower shall promptly and without any requirement of notice by Lender, pay to Lender a sum that, after deduction of all applicable taxes thereon, results in Lender receiving the amounts of interest or other payment that would have been received by Lender if such deduction or withholding were not required. If Lender is prohibited by law from collecting any such tax from Borrower or being indemnified by Borrower with respect thereto, or if Borrower is prohibited by law from indemnifying Lender with respect to any such item or paying any such tax, then Lender may, at its option, declare the Loan to be due and payable in full within one-hundred twenty (120) days after notice to Borrower of the same, without any Prepayment Premium or Enhanced Prepayment Premium, as applicable, or any other prepayment penalty or premium.

ARTICLE II

LOAN DOCUMENTS AND SECURITY

Section 2.1     Loan Documents.  This Note and Borrower’s obligations hereunder are secured by the Deed of Trust. The Loan Agreement, this Note, the Deed of Trust and all documents, certificates, and instruments now or hereafter executed by Borrower, supporting, securing, evidencing or relating to the indebtedness evidenced by this Note (but excluding the independent Environmental Indemnity), may be referred to herein collectively as the “Loan Documents” and individually as a “Loan Document.”

Section 2.2     Due on Sale or Further Encumbrance.  Section 1.7 in the Deed of Trust permits Lender, except as otherwise provided therein for Permitted Transfers or a Permitted Sale, to accelerate the maturity of this Note if, without Lender’s prior written consent first obtained, there occurs a Sale, or a further Encumbrance (as such terms are defined in the Deed of Trust) of all or any portion of the Secured Property or any estate or interest therein, or any interest, direct or indirect, in any of Borrower, whether voluntary or involuntary.

Section 2.3     Limitations on Recourse.  Reference is made to Section 7.7 of the Loan Agreement, which is incorporated herein by reference, for limitations on the personal liability of Borrower with respect to the indebtedness and obligations evidenced hereby.

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Section 2.4     Authorization.  Borrower hereby consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from Borrower and either with or without consideration do any one or more of the following, all without affecting Borrower’s obligations under this Note or any other Loan Document: (a) release any guarantor of any of the obligations evidenced hereby or any other Person or Borrower now or hereafter liable on any such obligations; (b) surrender or release without substitution any portion of the Secured Property or other Collateral of any kind or nature whatsoever held by Lender, or by any Person on Lender’s behalf or for Lender’s account, securing any obligations evidenced hereby; (c) grant releases, compromises and indulgences with respect to any obligations evidenced hereby or any Persons now or hereafter liable thereon; or (d) take or fail to take any action of any type whatsoever that is permitted by the Loan Documents or applicable law, with respect to any obligations evidenced hereby.

Section 2.5     Further Authorizations.  Borrower authorizes Lender and without notice or demand and without affecting its liability hereunder, from time to time to:

(a)     Take and hold security for the payment of this Note, perfect such security or refrain from perfecting such security, whether or not such security is required as a condition to the making of the Loan evidenced hereby, exchange, waive or release (whether intentionally or unintentionally), any such security or any part thereof and, after the occurrence of an Event of Default, enforce, purchase such security at a public or private sale, and apply any such security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; and

(b)     Settle, release, compromise with, or substitute any one or more endorsers, guarantors and/or other obligors of this Note, including, without limitation, any guarantor of the obligations evidenced hereby.

ARTICLE III

GENERAL PROVISIONS

Section 3.1     Acceleration on Default/Continuance of Events of Default.

(a)     Following an Event of Default and during the continuance of such Event of Default, the entire Principal Sum, all accrued but unpaid interest thereon and all late charges and other amounts owing hereunder but unpaid shall, at the option of Lender, become immediately due and payable, together with, if prior to the Window Period, any Prepayment Premium or Enhanced Prepayment Premium, as applicable, as provided herein. Failure by Lender to exercise such option shall not be a waiver of the right to do so at any future time for the certain Event of Default giving rise to Lender’s right to accelerate or for any other Event of Default that has occurred and continues.

(b)     Notwithstanding anything to the contrary contained in this Note or any other Loan Document, and notwithstanding the use of phrases like “and during the continuance thereof” or “during” in connection with an Event of Default, or references to an Event of Default that “exists,” Borrower and Lender hereby acknowledge and agree that:

(i)     if an Event of Default has occurred (A) it shall be deemed to continue unless and until Lender in writing has waived the Event of Default in its sole and absolute

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discretion, and (B) unless Lender has agreed in writing to permit Borrower to do so, Borrower shall not have any right to cure such Event of Default. In no event shall this Section 3.1(b)(i) impair any reinstatement or redemption rights that Borrower may have under applicable law; and

(ii)     if Lender waives an Event of Default in writing or accepts in writing a cure by Borrower of an Event of Default, following such written waiver or cure, such Event of Default shall cease to exist and shall no longer continue.

Section 3.2     No Offset; Waiver of Notice, Etc.  All payments under this Note shall be made by Borrower, without deduction, offset, abatement, suspension, deferment, diminution or reduction of any kind whatsoever. EXCEPT SUCH NOTICES AS ARE EXPRESSLY REQUIRED BY THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY, AND TO THE EXTENT NOT PROHIBITED BY LAW, BORROWER AND ALL OTHER PERSONS LIABLE NOW OR AT ANY TIME FOR THE PAYMENT OF THE PRINCIPAL SUM AND ANY OTHER AMOUNTS EVIDENCED HEREBY EXPRESSLY WAIVE ALL NOTICE, DEMAND FOR PAYMENT, PRESENTMENT FOR PAYMENT, PROTEST AND NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION AND DILIGENCE IN COLLECTION AND AGREE THAT THE TIME OF SAID PAYMENT OR ANY PART THEREOF MAY BE EXTENDED BY LENDER, AND FURTHER AGREE THAT THE REAL OR PERSONAL PROPERTY SECURITY OR ANY PART THEREOF MAY BE RELEASED BY LENDER WITHOUT IN ANY WAY MODIFYING, ALTERING, RELEASING, AFFECTING OR LIMITING ANY LIENS OR SECURITY INTERESTS ARISING UNDER THE DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS. The nonexercise by Lender of any of the rights under this Note in any particular instance shall not constitute a waiver of such rights in that or in any subsequent instances.

Section 3.3     Compliance with Usury Laws.

(a)     All agreements in this Note and in the Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the indebtedness evidenced hereby, or otherwise, shall the amount paid or agreed to be paid hereunder or under the Loan Documents for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provisions of this Note or of any of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable to the indebtedness evidenced hereby, then, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Lender or any holder of this Note shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be credited against the Principal Sum to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Borrower.

(b)     It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum non-usurious rate or amount of interest payable on this Note or the Principal Sum evidenced by the other Loan Documents (or applicable United States federal law to the extent that it permits Lender to

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contract for, charge, take, reserve or receive a greater amount of interest than under District of Columbia law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note and/or the Principal Sum, or (iii) Borrower will have paid or Lender will have received by reason of any prepayment by Borrower of this Note and/or the Principal Sum, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the maximum non-usurious rate shall be automatically canceled, ab initio, and all amounts in excess of the maximum non-usurious rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Principal Sum (or, if this Note and all Principal Sum have been indefeasibly or would thereby be indefeasibly paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the maximum non-usurious rate, either refund such excess interest to Borrower and/or credit such excess interest against the Note and/or any Principal Sum then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Principal Sum then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Principal Sum evidenced by the other Loan Documents shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Principal Sum (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Principal Sum does not exceed the maximum non-usurious rate from time to time in effect and applicable to this Note and/or the Principal Sum for so long as debt is outstanding. To the extent United States federal law permits a greater amount of interest than is permitted under District of Columbia law, Lender will rely on United States federal law instead of District of Columbia law, for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the maximum lawful rate under applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

(c)     Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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Section 3.4     Governing Law.  This Note and any claim, controversy or dispute arising under or related to this Note is to be governed by and construed in accordance with the laws of the District of Columbia, without regard to its conflict of laws provisions that would cause the application of the laws of any other jurisdiction.

Section 3.5     Waiver of Jury Trial.  TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, INCLUDING LAWS ENACTED AFTER THE DATE OF THIS NOTE, BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE) HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. NEITHER BORROWER NOR LENDER SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER. BORROWER AND LENDER ACKNOWLEDGE THAT NEITHER BORROWER NOR LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER OR BORROWER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF JURY TRIAL. BORROWER ACKNOWLEDGES THAT (1) BORROWER BARGAINED AT ARM’S LENGTH AND IN GOOD FAITH, WITHOUT DURESS, (2) THAT THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS WHATEVER, (3) THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL AND (4) THAT BORROWER HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT TO THE EXTENT THE PROVISIONS OF THIS SECTION 3.5 ARE EXPRESSLY PROHIBITED BY LAW, NEITHER BORROWER NOR LENDER HAS IN ANY WAY AGREED WITH OR REPRESENTED THAT THE PROVISIONS OF THIS SECTION 3.5 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

__________ Borrower’s Initials

Section 3.6     Captions.  The article and section headings used in this Note are for convenience of reference only and shall not affect, alter, or define the meaning or interpretation of the text of any article or section contained in this Note.

Section 3.7     Joint and Several Liability. If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Borrower under this Note. If Borrower is a partnership, each general partner of Borrower shall be jointly and severally liable under this Note. Each such general partner waives any requirement of law that Lender exhaust any assets of Borrower, in the event of a default under this Note before proceeding against such general partner’s assets.

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Section 3.8     Lender.  All references to “Lender” in this Note shall be deemed to refer to and include the original Lender under this Note, and any participants, successors or assigns, other successors in interest to the original Lender or any other holder of this Note.

Section 3.9     Lender Expenses.  Borrower shall from time to time on demand, reimburse Lender for, and hereby agrees to indemnify Lender against, all of the Lender Expenses.

Section 3.10     Time of the Essence.  Time shall be of the essence in the payment and performance by Borrower of all of its obligations under this Note, the Loan Agreement and the other Loan Documents.

Section 3.11     Assignment of this Note.  Borrower hereby acknowledges and agrees that, subject to the provisions of Section 8.1(b) of the Loan Agreement, Lender may assign or otherwise transfer all or any portion of its rights under this Note to one or more of its subsidiaries or affiliates or to one or more investors or the affiliates thereof.

Section 3.12     Notices.  Unless otherwise required by law, all notices or other communications required or permitted to be given pursuant to this Note shall be in writing and deemed properly given if addressed and given pursuant to and in accordance with Section 8.5 of the Loan Agreement.

Section 3.13     Limitations on Recourse.  The provisions of Section 7.7 of the Loan Agreement are incorporated herein by this reference as if set forth herein in full.

Section 3.14     No Oral Agreements.  THIS NOTE, ALL THE OTHER LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER OF THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BORROWER AND LENDER.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Borrower has caused this instrument to be executed, as an instrument under seal, as of the date of this Amended and Restated Deed of Trust Note.

BORROWER:

WELLS REIT II – MARKET SQUARE EAST & WEST, LLC, a Delaware limited liability company

By:	Market Square East & West, LLC, a Delaware limited liability company, its sole member

	By:	Wells Real Estate Investment Trust II, Inc., a Maryland corporation, its sole member

		By:	/s/ Randall D. Fretz
		Name:	Randall D. Fretz
		Title:	Senior Vice President

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